Exhibit 4.3

THIRD AMENDMENT
TO
EIGHTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
This Third Amendment to the Eighth Amended and Restated Stockholders’ Agreement (this “Amendment”) is made as of April 15, 2014 (the “Effective Date”), by and among Five9, Inc., a Delaware corporation (the “Company”), and the Holders (as defined in the Eighth Amended and Restated Stockholders’ Agreement made as of October 28, 2013 (as amended, the Existing Agreement”)) signatory hereto. Capitalized terms used, but not otherwise defined, in this Amendment will have the meanings given to such terms in the Existing Agreement.
RECITALS
WHEREAS, the parties hereto desire to enter into this Amendment in order to amend the Existing Agreement to revise the definition of “Qualified IPO” to mean the closing of the Company’s initial public offering of its common stock pursuant to the Registration Statement on Form S-1 (Registration No. 333-194258).
WHEREAS, under Section 10.1 of the Existing Agreement, the Company, the holders of at least sixty percent of the Registrable Securities, SAPV, ASP, PIV and HWVP may amend provisions of the Existing Agreement.
WHEREAS, the signatories hereto include the Company, the holders of at least sixty percent of the Registrable Securities currently outstanding, SAPV, ASP, PIV and HWVP.
STATEMENT OF AGREEMENT
NOW THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree to amend the Existing Agreement as follows:
1.    Section 1(m) is amended and restated to read as follows:
“(m) “Qualified IPO” shall mean the closing of the initial public offering by the Company of its Common Stock pursuant to the Registration Statement on Form S-1 (Registration No. 333-194258).”

2.     On and after the date hereof, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement, as amended by this Amendment. This Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations or other arrangements, whether express or implied, written or oral, of the parties in connection therewith except to the extent expressly incorporated or specifically referred to herein. In the event of a conflict between the respective provisions of the Existing Agreement and this Amendment, the terms of this Amendment shall control. Except as specifically amended by the terms of this Amendment, the terms and conditions of the Existing Agreement are and shall remain in full force and effect for all purposes.
3.    This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.
4.     This Amendment shall be governed by and interpreted under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without reference to the law of conflicts.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

FIVE9, INC.

By: /s/ Michael Burkland
Michael Burkland
President and Chief Executive Officer

“HOLDER”

SAP VENTURES FUND I, L.P.
By: SAP Ventures (GPE) I, L.L.C., a Delaware limited liability company, its general partner /s/ Jayendra Das
Name: Jayendra Das Title: Managing Member

By: SAP Ventures (GPE) I, L.L.C., a Delaware limited liability company, its general partner /s/ R. Douglas Higgins
Name: R. Douglas Higgins Title: Managing Member

“HOLDER” ADAMS STREET 2008 DIRECT FUND, L.P.
By: ASP 2008 Direct Management, LLC, Its General Partner By: Adams Street Partners, LLC, Its Managing Member /s/ David S. Welsh
Name: David S. Welsh
Title: Partner
“HOLDER”

ADAMS STREET 2009 DIRECT FUND, L.P.
By: ASP 2009 Direct Management, LLC, Its General Partner By: Adams Street Partners, LLC, Its Managing Member /s/ David S. Welsh
Name: David S. Welsh
Title: Partner
“HOLDER”

ADAMS STREET 2010 DIRECT FUND, L.P.
By: ASP 2010 Direct Management, LLC, Its General Partner By: Adams Street Partners, LLC, Its Managing Member /s/ David S. Welsh
Name: David S. Welsh
Title: Partner
“HOLDER”

ADAMS STREET 2011 DIRECT FUND LP
By: ASP 2011 Direct Management LP, Its General Partner By: ASP 2011 Direct Management LLC, Its General Partner By: Adams Street Partners, LLC, Its Managing Member /s/ David S. Welsh
Name: David S. Welsh
Title: Partner

“HOLDER”

Hummer Winblad Venture Partners V, L.P.
as nominee for Hummer Winblad Venture Partners V, L.P. and Hummer Winblad Equity Partners V, L.L.C., its General Partner /s/ Mitchell Kertzman
Name: Mitchell Kertzman
Title: Managing Director

“HOLDER”

Mosaic Venture Partners II, Limited Partnership
By: 1369904 Ontario, Inc., its general partner /s/ David Samuel
Name: David Samuel
Title: General Partner

“HOLDER”

Partech U.S. Partners IV LLC
By 47th Parallel LLC by its Managing Member
/s/ Vincent Worms
Name: Vincent Worms
Title: Managing Member

“HOLDER”

Partech International Growth Capital I LLC
By 46th Parallel LLC by its Managing Member
/s/ Vincent Worms
Name: Vincent Worms
Title: Managing Member

“HOLDER”

Partech International Growth Capital II LLC
By 46th Parallel LLC by its Managing Member
/s/ Vincent Worms
Name: Vincent Worms
Title: Managing Member

“HOLDER”

Partech International Growth Capital III LLC
By 46th Parallel LLC by its Managing Member
/s/ Vincent Worms
Name: Vincent Worms
Title: Managing Member

“HOLDER”

AXA Growth Capital II LP
By 48th Parallel LLC by its Managing Member
/s/ Vincent Worms
Name: Vincent Worms
Title: Managing Member

“HOLDER”

45th Parallel LLC
/s/ Vincent Worms
Name: Vincent Worms
Title: Managing Member

“HOLDER”

PAR SF II, LLC
/s/ Vincent Worms
Name: Vincent Worms
Title: Managing Member